              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON JUNE 6, 1997

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             STROUDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                           CITY OF INDUSTRY, CA 91748

                                  June 6, 1997

To Our Stockholders:

    You are cordially invited to attend the Strouds, Inc. (the "Company") Annual Meeting of Stockholders ("Annual Meeting") which will be held on July 8, 1997, at 10:00 a.m. at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California 91744. All stockholders of record as of May 16, 1997 are entitled to vote at the Annual Meeting.

    The Annual Meeting will be held to: (a) elect six directors, (b) approve certain amendments to the Company's Amended and Restated 1994 Equity Participation Plan to, among other things, (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 850,000 to 1,250,000, and (ii) amend the formula grant provisions to provide for an annual grant of 2,000 options to the Company's non-employee directors, (c) ratify the appointment of independent public accountants for the fiscal year ending on February 28, 1998, and (d) transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

    We hope you will attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                          Sincerely,

                                          /s/ Wilfred C. Stroud

                                          Wilfred C. Stroud
                                          PRESIDENT AND CHAIRMAN

                                 STROUDS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Strouds, Inc. (the "Company") will be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California on Tuesday, July 8, 1997, at 10:00 a.m. to:

        1.  elect six directors;

        2. approve certain amendments to the Company's Amended and Restated 1994 Equity Participation Plan to, among other things (i) increase the number of shares of the Company's Common Stock available for issuance thereunder from 850,000 to 1,250,000, and (ii) amend the formula grant provisions to provide for an annual grant of 2,000 options to the Company's non-employee directors;

        3. ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending on February 28, 1998; and

        4. transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

    Stockholders of record at the close of business on May 16, 1997 are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the ten days prior to the Annual Meeting at Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748.

    All stockholders are cordially invited to attend the Annual Meeting.

    PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Wilfred C. Stroud

                                          Wilfred C. Stroud
                                          PRESIDENT AND CHAIRMAN

City of Industry, California
June 6, 1997

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Strouds, Inc. ("Strouds" or the "Company") for use at the Annual Meeting of Stockholders to be held on July 8, 1997 (the "Annual Meeting").

    The Company's principal executive offices are located at 780 South Nogales Street, City of Industry, California 91748. A copy of the Company's fiscal 1996 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about June 6, 1997.

VOTING PROCEDURES

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

    You have three choices on each of the matters to be voted upon at the Annual Meeting. Concerning the election of directors, by checking the appropriate box on your proxy card you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or
(c) vote for all director nominees as a group except those nominees you identify on the appropriate line. Concerning the approval of certain amendments to the Company's Amended and Restated 1994 Equity Participation Plan and the ratification of independent public accountants, by checking the appropriate box you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item. The effects of Abstentions and votes Against certain matters are discussed further below.

    Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting, or submitting a signed proxy card at the Annual Meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company at 780 South Nogales Street, City of Industry, California, 91748, by submitting a later dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on your behalf.

    Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR items 1, 2 and 3 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the Annual Meeting.

    If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter (except for the election of directors and the approval of the Amendments to the 1994 Equity Participation Plan in which case such abstention has no effect) and broker non-votes will have no effect.

    The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding on May 16, 1997, will constitute a quorum.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Stockholders of record at the close of business on May 16, 1997 are entitled to vote at the Annual Meeting. At that date, 8,535,812 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote. In all matters other than the election of directors, the affirmative vote of a majority of the shares of Common Stock that are represented in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve each matter. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    Set forth in the following table is the beneficial ownership of the Company's Common Stock as of May 14, 1997, for (1) each of the Named Executive Officers (as defined under the table titled "Executive Compensation"), (2) each person who is as of May 14, 1997 a director of the Company and all nominees to the Board of Directors, and (3) all current directors and current executive officers as of May 14, 1997 as a group. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                                            SHARES
                                                                                         BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER                                     POSITION                       OWNED          CLASS
------------------------------------------  ------------------------------------------  --------------  -----------
Wilfred C. Stroud                           President and Chairman                          800,638            9.4%
Wayne P. Selness                            President, Chief Executive Officer and          350,500(a)         4.0%
                                              Director
Jonathan W. Spatz                           Senior Vice President, Chief Financial              194(b)       *
                                              Officer and Director
Robert C. Widdess                           Senior Vice President-- Merchandising            23,981(c)       *
Joseph A. Imbrogulio                        Senior Vice President--Store Planning and        17,831(d)       *
                                              Director
Martin M. Jelenko                           Director                                          5,000(e)       *
Andrew S. Hochberg                          Director                                          --   (f)       *
Larry R. Bemis                              Director                                          --   (g)       *
Dale D. Achabal                             Director                                          --   (g)       *
Marco F. Weiss                              Nominee for Director                              --   (g)       *
All directors and executive officers as a group (6 persons)                                 826,163(h)         9.7%

------------------------

*   Less than 1%.

(a) Beneficial ownership includes 201,247 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days of which 68,247 expire on July 4, 1997. Mr. Selness resigned from his position as an officer and a director of the Company on April 4, 1997.

(b) Mr. Spatz has resigned from his position as an officer of the Company effective June 13, 1997. Mr. Spatz was appointed a director of the Company in May 1997 and is a nominee for re-election to the Board of Directors at the Annual Meeting.

(c) Beneficial ownership includes 5,192 shares of Common Stock which may be acquired upon exercise of employee stock options in advance of their expiration on June 19, 1997. Mr. Widdess resigned from his position as an officer of the Company in March 1997.

(d) Beneficial ownership includes 5,017 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable in advance of their expiration on June 31, 1997. Mr. Imbrogulio retired from his position as an officer of the Company in March 1997. Mr. Imbrogulio was appointed a director of the Company in May 1997 and is a nominee for election at the Annual Meeting.

(e) Represents 5,000 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days. Mr. Jelenko resigned from his position on the Board of Directors in May 1997.

(f) Mr. Hochberg has informed the Company that he declines to stand for re-election as a director of the Company at the Annual Meeting.

(g) Mr. Bemis and Mr. Achabal have been appointed directors of the Company effective June 1, 1997 and both are nominees for election as directors at the Annual Meeting. Mr. Weiss has been nominated by the Board of Directors for election at the Annual Meeting.

(h) Beneficial ownership includes 10,017 shares of Common Stock which may be acquired upon exercise of employee stock options exercisable within the next 60 days.

COMPLIANCE WITH SECTION 16(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

    With the exception of a late Form 3 filing for Mr. Hochberg, to the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, during the fiscal year ended March 1, 1997, all
Section 16(a) filing requirements applicable to Insiders were complied with.

                                 PROPOSAL NO. 1
                         ELECTION OF BOARD OF DIRECTORS

GENERAL INFORMATION--ELECTION OF DIRECTORS

    Pursuant to the Company's Bylaws and resolutions adopted by the Company's Board of Directors, the Company currently has six directors. Directors are elected at the Annual Meeting and will serve until the 1998 Annual Meeting and until each respective successor shall have been elected or appointed. Mr. Hochberg has informed the Company that he does not intend to stand for re-election at the Annual Meeting.

    In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the persons named herein will be unable or will decline to serve if elected, and each nominee has informed the Company that he will serve if elected.

    The following table sets forth the name of, and certain information with respect to, the six persons nominated by the Company at the Annual Meeting.

                      NOMINEES FOR ELECTION AS A DIRECTOR

                                                              DIRECTOR       POSITIONS CURRENTLY HELD WITH THE
            NOMINEES FOR DIRECTOR                   AGE         SINCE                     COMPANY
----------------------------------------------      ---      -----------  ----------------------------------------
Wilfred C. Stroud(1)..........................          71         1979   President and Chairman
Jonathan W. Spatz(1)..........................          41         1997   Director
Joseph A. Imbrogulio(1)(3)....................          71         1997   Director
Larry R. Bemis(2).............................          52         1997   Director
Dale D. Achabal(2)(3).........................          51         1997   Director
Marco F. Weiss................................          65         1997   Nominee for Director

------------------------

(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

    WILFRED C. STROUD: Mr. Stroud has served as Chairman and a director of the Company since founding Strouds in 1979. Mr. Stroud also served as Chief Executive Officer from the inception of the Company through May 1994 and as President of the Company from 1979 to May 1991. Prior to founding Strouds, from 1956 to 1979, Mr. Stroud was employed by the Broadway Division of Carter-Hawley Hale where he spent eight years as a Divisional Merchandise Manager.

    JONATHAN W. SPATZ: Mr. Spatz was appointed as Secretary and a director in May 1997. Mr. Spatz served as Senior Vice President--Finance and Chief Financial Officer of the Company from August 1994 until his resignation as an officer effective June 13, 1997. Prior to joining the Company, Mr. Spatz was a business consultant from August 1993 to August 1994. From March 1989 to August 1993, Mr. Spatz served as Vice President -- Finance and Chief Financial Officer of Chief Auto Parts, Inc. (a specialty retailer of auto parts and accessories).

    JOSEPH A. IMBROGULIO: Mr. Imbrogulio was appointed a director in May 1997. Mr. Imbrogulio served as Senior Vice President--Stores of the Company from 1983 until his retirement in March 1997. Prior to joining Strouds, Mr. Imbrogulio was employed from 1972 to 1983 as Vice President--National Sales Manager of Western States Home Products. From 1955 to 1973, Mr. Imbrogulio served as Home Furnishings Merchandise Manager at Broadway Department Stores and Vice President--Retail Stores of Sunset House, both divisions of Carter-Hawley Hale.

    LARRY R. BEMIS: Mr. Bemis was appointed a director effective June 1, 1997. Mr. Bemis is a partner in the Newport Beach law firm of Millar, Hodges and Bemis, specializing in business, income and estate tax planning, real estate and corporate law. Prior to forming Millar, Hodges and Bemis, Mr. Bemis was a partner at Witter and Harpole, in Newport Beach, where he began his law practice in 1973. Prior to joining Witter and Harpole, Mr. Bemis was a revenue agent with the Internal Revenue Service in Los Angeles. Mr. Bemis provides certain legal services to the Company. See "Certain Transactions--Other Relationships."

    DALE D. ACHABAL: Dr. Achabal was appointed a director effective June 1, 1997. Dr. Achabal is Director of the Retail Management Institute and is the L.J. Skaggs Distinguished Professor at Santa Clara University. Dr. Achabal also directs the Retail Workbench Research & Education Center, sponsored by a consortium of leading retailers from around the world and is also a member of the Information Technology Council of the National Retail Federation, the Editorial Board of the Journal of Retailing. Dr. Achabal is a consultant to a variety of retail organizations in the United States, Europe and Asia Pacific in the areas of strategic marketing planning, retail information systems and marketing research.

    MARCO F. WEISS: Mr. Weiss was nominated by the Board to the slate of director nominees in May 1997. Since 1995 Mr. Weiss has maintained an office with the Goldman & Kagon Law Corporation specializing in international business transactions. From 1991 to 1996, Mr. Weiss served as Chairman of ECONT, a Russian American Joint Venture. From 1991 to 1994, Mr. Weiss served as Vice-Chairman and Chief Operating Officer of the Marvol Group, a diversified Russian Company with a global presence dealing, among other things, in manufacturing and the merchandising of consumer products. During the same period Mr. Weiss also served as a consultant in American Law in the United Kingdom. Prior to relocating abroad, Mr. Weiss was a partner in a number of Los Angeles law firms and specialized in capital formation and securities transactions.

COMPENSATION OF DIRECTORS

    The Company provides for the grant to each non-employee director, as of the date that such non-employee director is initially elected to the Board, of non-qualified stock options to purchase 10,000 shares of Common Stock of the Company. These options have a term of ten years, an exercise price of 100% of the fair market value of a share of Common Stock on the date the options are granted and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date the option is granted. The Company pays each director who is neither an employee of the Company nor associated with one of the Company's principal stockholders a $1,000 fee for each meeting of the Board of Directors attended and, if not held in conjunction with a regular Board of Directors meeting, a $500 fee for each Board of Directors committee meeting attended. The Company also reimburses all directors for all expenses incurred in connection with their activities as directors.

    In May 1997, the Compensation Committee recommended, and the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1994 Equity Participation Plan, to add a formula grant provision to provide for an annual grant of 2,000 non-qualified stock options to purchase shares of the Common Stock of the Company to each of the Company's non-employee directors. See "Proposal No. 2--Amendment of the 1994 Equity Participation Plan of Strouds, Inc."

    In September 1996, Mr. Hochberg was awarded stock options to purchase 10,000 shares of Common Stock under the Company's 1994 Equity Participation Plan. This award vests in 25% installments over the first four years following the original date of grant. Mr. Hochberg has informed the Company that he will not be standing for re-election at the Annual Meeting. Pursuant to the Company's 1994 Equity Participation Plan, Mr. Hochberg's options will expire upon the date of the termination of his directorship.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

BOARD OF DIRECTORS

    The Board of Directors met seven times during fiscal year ended March 1, 1997. During that fiscal year, attendance at Board of Directors meetings averaged 91% and attendance at Committee meetings averaged 81%. No incumbent directors attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which they served, except Mr. Jones who attended 67% of the Board and committee meetings.

AUDIT COMMITTEE

    As of June 1, 1997, the Audit Committee of the Board of Directors will consist of Mr. Larry Bemis and Mr. Dale Achabal. Mr. Larry Bemis will serve as the chair of the Audit Committee. Mr. Noel Urben chaired the Audit Committee until his resignation from the Board of Directors in May 1997 and Mr. Raymond Klauer was a member of the Audit Committee until his retirement from the Board of Directors in March 1997. As directed by the Board of Directors, the functions of the Audit Committee include (a) reviewing and monitoring the Company's financial reports and accounting practices, (b) annually recommending to the Board of Directors for appointment by the Board of Directors independent public accountants as auditors of the books, records and accounts of the Company, (c) reviewing the scope of audits made by the independent public accountants and (d) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee deems appropriate. During the fiscal year ended March 1, 1997, the Audit Committee held two meetings.

COMPENSATION COMMITTEE

    As of June 1, 1997, The Compensation Committee of the Board of Directors will consist of Messrs. Andrew Hochberg, Dale Achabal and Joe Imbrogulio. Mr. Dale Achabal will serve as the chair of the Compensation Committee. Mr. Ray Klauer chaired the Compensation Committee until his resignation from the Board of Directors in March 1997 whereupon Mr. Martin Jelenko served as the chair of the Committee until his resignation in May of 1997. Mr. George Jones was a member of the Compensation Committee until his resignation from the Board of Directors in May 1997. Mr. Andrew Hochberg's term on the Compensation Committee will terminate as of the Annual Meeting. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of the Company are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive, and administering the following benefit plans (as such plans may be amended from time to time) of the Company: Stock Option Plan for Executive and Key Employees; 1994 Equity Participation Plan; and 1994 Employee Qualified Stock Purchase Plan. During the fiscal year ended March 1, 1997, the Compensation Committee held five meetings.

EXECUTIVE COMMITTEE

    The Executive Committee of the Board of Directors is presently comprised of Messrs. Wilfred Stroud, Jonathan Spatz and Joseph Imbrogulio. Mr. Wilfred Stroud chairs the committee. Mr. Wayne Selness was a member of the Executive Committee until his resignation in April 1997 and Messrs. Noel Urben and George Jones were members of the Executive Committee until their resignations in May 1997. As directed by, and between meetings of, the Board of Directors, the function of the Executive Committee is to exercise the authority and power of the Board of Directors to manage the Company's business and affairs, except for certain duties specifically reserved to the full Board of Directors in the Company's Bylaws. During the fiscal year ended March 1, 1997, the Executive Committee held no meetings.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               EACH OF THE DIRECTORS NOMINATED IN PROPOSAL NO. 1

                                 PROPOSAL NO. 2
                AMENDMENT OF THE 1994 EQUITY PARTICIPATION PLAN
                                OF STROUDS, INC.

    In May 1994, the Company adopted the 1994 Equity Participation Plan of the Company to attract and retain directors, officers and key employees. On September 1, 1994, the Company adopted the Amended and Restated 1994 Equity Participation Plan of the Company (the "1994 Plan"), which preserves the plan as adopted in May 1994 in its entirety with adjustments for the stock split approved by the Board on July 27, 1994.

    On May 14, 1997, the Compensation Committee recommended, and the Board of Directors unanimously adopted, subject to stockholder approval, certain amendments to the 1994 Plan to, among other things, (i) increase the number of shares of the Company's Common Stock ("Common Stock") available for issuance thereunder from 850,000 to 1,250,000, and (ii) amend the formula grant provisions to provide for an annual grant of 2,000 options to the Company's non-employee directors. The amendment, together with certain other revisions to conform the 1994 Plan to the requirements of the federal securities laws, is reflected in the First Amendment to the 1994 Plan (the "First Amendment.")

SUMMARY OF PROPOSED CHANGES

    The 1994 Plan currently permits options to be granted covering up to 850,000 shares of Common Stock. The Board of Directors proposes to amend the 1994 Plan to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder from 850,000 to 1,250,000. As of April 30, 1997 approximately 83.4% of the shares of Common Stock reserved for issuance under the 1994 Plan were subject to outstanding options leaving only approximately 141,277 shares of Common Stock reserved for issuance under the 1994 Plan. The Board of Directors believes that the increase in the number of shares of Common Stock available for issuance as provided in the First Amendment will provide the Compensation Committee with greater flexibility in the administration of the 1994 Plan and is appropriate in light of the expected addition of new employees and directors who will be subject to the 1994 Plan.

    The 1994 Plan currently provides for the grant to each non-employee director, as of the date that such non-employee director is initially elected to the Board, of a non-qualified stock option ("NQSO") to purchase 10,000 shares of Common Stock. The Board proposes to amend the 1994 Plan to provide that, in addition to these NQSOs, each non-employee director who is re-elected to the Board shall receive a subsequent option to purchase 2,000 shares of Common Stock at the time of such re-election. All such options shall have a term of ten years, shall have an exercise price equal to 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date on which the option is granted, subject to acceleration upon the optionee's retirement from the Board in accordance with the Company's retirement policy applicable to directors.

    The 1994 Plan currently defines the Fair Market Value as the mean between the highest and lowest selling price of a share of Commons Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date. The Board proposes to amend the definition to define Fair Market Value as the closing price of the Common Stock on the day the option is granted.

    The principal features of the 1994 Plan as proposed to be amended by the First Amendment are summarized below. The 1994 Plan together with the First Amendment, are herein referred to as the

Amended Plan. This summary is not intended to be complete and reference should be made to the 1994 Plan and the First Amendment collectively and in their entirety.

THE AMENDED PLAN

    An aggregate of 1,250,000 shares of the Common Stock (or their equivalent in other equity securities), subject to adjustment for stock splits, stock dividends and similar events, subject to stockholder approval, has been authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other awards, or as restricted or deferred stock awards under the Amended Plan. The maximum number of shares which may be subject to options or SARs granted under the Amended Plan to any individual in any calendar year cannot exceed 100,000 (the "Award Limit"). The Compensation Committee administers the Amended Plan and determines to whom options, SARs, restricted stock purchase rights and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof. The following general discussion describes the terms of the Amended Plan which apply to key employees and officers of the Company and directors who are employed by the Company. The special provisions of the Amended Plan which apply to stock option grants made to directors of the Company who are not employees of the Company ("non-employee directors") are described at the end of this section.

    The Amended Plan authorizes the grant or issuance of various options and other awards, and the terms of each such option or award will be set forth in a separate agreement. NQSOs may be granted for any term specified by the Compensation Committee and will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and may become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. Incentive Stock Options ("ISOs") may be granted only to employees, and if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an ISO. SARs granted by the Compensation Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Participants may receive dividend equivalents representing the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant. Performance awards may be granted by the Compensation Committee on an individual or group basis and may include bonus or "phantom" stock awards that provide for payments based upon increases in the price of the Common Stock over a predetermined period. Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Deferred stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Whereas purchasers of restricted stock will have voting rights and will receive dividends prior to the time when the restrictions lapse, recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

    Under the Amended Plan, each non-employee director is granted a NQSO to purchase 10,000 shares automatically upon the date of an initial public offering of the Common Stock or upon becoming an non-employee director after such date. In addition, the Amended Plan will provide that each non-employee director who is re-elected to the Board shall receive a subsequent option to purchase 2,000 shares of Common Stock at the time of such re-election. The Amended Plan provides that all stock options granted to non-employee directors will have a term of ten years, will have an exercise price equal to 100% of the fair market value of a share of the Common Stock on the date the option is granted, and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date on which the option is granted, subject to acceleration upon the optionee's retirement from the Board in accordance with the Company's retirement policy applicable to directors. The Board administers the Amended Plan with respect to options granted to non-employee directors.

    Payments for the shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration.

    No option, SAR or other right to acquire Common Stock granted under the Amended Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

    The Amended Plan provides that, in the discretion of the Compensation Committee, no options or other awards may be exercised upon a change in control of the Company. In its discretion, however, the Compensation Committee may provide that for a specified period of time prior to such a change in control, options and other awards shall be exercisable as to all shares covered thereby and restrictions on awards shall cease or a successor corporation shall assume or replace such options.

    Amendments to the Amended Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits and the like) or to modify the Award Limit require the approval of the Company's stockholders. In all other respects the Amended Plan may be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval under the Amended Plan or as a matter of applicable law, regulation or rule. Amendments of the Amended Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. The Amended Plan will expire on August 31, 2004.

    The ISOs have a ten-year term and become exercisable in five cumulative 20% installments on each successive one year anniversary of the date the option is granted (although the Compensation Committee may accelerate exercisability).

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, and stock payments under the 1994 Plan are taxable under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of ISOs are generally not taxable on their receipt of Common Stock upon their exercise of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the Plan.

    Under Section 162(m) of the Code ("Section 162(m)"), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Remuneration attributable to stock options and SARs granted under the Plan will not be subject to the $1 million limitation if these conditions are satisfied. Rights or awards granted under the Plan, other than options and SARs, will not qualify as "qualified performance-based compensation" for purposes of Section 162(m) unless such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE 1994 EQUITY PARTICIPATION PLAN OF STROUDS, INC. AS SET FORTH
                               IN PROPOSAL NO. 2

                                 PROPOSAL NO. 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending February 28, 1998. KPMG Peat Marwick LLP has been the Company's independent public accountants since fiscal 1987. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement and answer questions. This appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent auditors for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
               OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
                  COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                    THE FISCAL YEAR ENDING FEBRUARY 28, 1998
                        AS SET FORTH IN PROPOSAL NO. 3.

                  EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL

    The executive officers and certain key personnel of the Company as of June 13, 1997 are as follows:

NAME                            AGE                                       POSITION
--------------------------      ---      --------------------------------------------------------------------------
EXECUTIVE OFFICERS

Wilfred C. Stroud                   71   President, Chairman and Director
Douglas C. Felderman                44   Vice President--Finance

KEY PERSONNEL

Carolyn A. Bush                     41   Vice President--Home Services
Roberta A. Chavance                 46   Vice President--Human Resources
Anthony M. Joseph                   63   Vice President--Management Information Services
Denise Marsicano                    42   Vice President--Stores
Paul T. Stenbo                      42   Vice President--Creative Services

    In addition to Mr. Stroud whose biography appears on page 4, the following persons are executive officers and key personnel of the Company.

    Mr. Felderman has served as Vice President--Finance of the Company since November 1995. Mr. Felderman served as Vice President, Chief Financial Officer for Crocodile Enterprises, Inc. from April 1994 to September 1995 (a restaurant operator of casual full service and quick service restaurants.) From September 1990 to April 1994 he was a business consultant.

    Ms. Bush joined Strouds in January 1996 as Vice President--Home Services. Prior to joining Strouds, Ms. Bush served as Vice President of Lease and Cost Divisions for Broadway Stores Inc., formerly Carter-Hawley Hale, from June 1994 through December 1995. From March 1992 through May 1994 she served as Executive Vice President and Chief Operating Officer for East-West Floor Covering, Inc., (a small floor covering company specializing in operating lease departments within department stores.) Prior to that time, Ms. Bush served as Divisional Vice President of Lease and Home Services, with Broadway Stores, Inc. Ms. Bush was with Broadway Stores, Inc. for an aggregate of twelve years.

    Ms. Chavance has served as Vice President--Human Resources of the Company since 1990. From 1989 to 1990, Ms. Chavance was the Director of Personnel and, from 1984 to 1989, the Manager of Personnel and Training.

    Mr Joseph has served as Vice President--Management Information Systems of the Company since August 1994. Prior to joining Strouds, Mr. Joseph served as Vice President--Management Information Systems of Solo Serve Corporation (as retailer of off-price family clothing and home fashions) from March 1993 to July 1994. From April 1991 to March 1993, Mr. Joseph served as a Director of Western Region Retail Consulting (a consulting unit of Coopers & Lybrand). Prior to that time, Mr. Joseph had founded and was the principal of Bartlett Joseph Associates (a retail management consultant) from April 1989 to April 1991.

    Ms. Marsicano has served as Vice President--Stores of the Company since 1993. From 1989 to 1993, Ms. Marsicano served as Regional Store Manager and from 1988 to 1989 as Store Manager. Prior to joining Strouds, Ms. Marsicano was employed by Bloomingdales from 1976 to 1988 where she held the position of Buyer.

    Mr. Stenbo has served as Vice President--Creative Services of the Company since September 1995. From May 1988 to September 1995, Mr. Stenbo was Director of Visual Merchandising of the Company. Prior to joining Strouds, Mr. Stenbo was employed by Bullocks Wilshire from October 1987 to May 1988 where he had the position of Director of Visual Merchandising. From 1983 to 1987, Mr. Stenbo was employed by Bullocks (now Macy's) as Fashion Coordinator.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth certain compensation information concerning the Company's former Chief Executive Officer, its two other most highly compensated current executive officers and two former executive officers receiving over $100,000 per year for services rendered in all capacities to the Company during the fiscal year ended March 1, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                          -------------
                                                            ANNUAL COMPENSATION              SHARES          OTHER
                                                   -------------------------------------   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                        FISCAL YEAR  SALARY ($)  BONUS ($)(1)   OPTIONS (#)      ($)(2)
-------------------------------------------------  -----------  ----------  ------------  -------------  -------------
Wayne P. Selness(3)                                      1996   $  270,000   $       --        32,250     $   2,375(4)
President, Chief Executive                               1995      270,000        3,175       154,500         2,466(4)
Officer and Director                                     1994      227,500       10,522        77,400           859(4)

Wilfred C. Stroud(3)                                     1996      204,000           --        12,500        37,293(5)
President, Chairman and Director                         1995      195,692        2,293        20,834        41,936(5)
                                                         1994      195,000       11,091            --        65,389(5)

Jonathan W. Spatz(6)                                     1996      172,115           --         9,000        29,140(7)
Senior Vice President--Finance,                          1995      160,000        1,882        15,000        24,954(7)
Chief Financial Officer and Director                     1994      101,538           --        17,200        18,576(7)

Robert C. Widdess(8)                                     1996      142,039           --         4,000         2,131(4)
Senior Vice President--Merchandising                     1995      138,000        1,623         6,666         2,220(4)
                                                         1994      129,500        7,109         8,600           914(4)

Joseph A. Imbrogulio(9)                                  1996      126,539           --         3,600         1,913(4)
Senior Vice President--Store Planning                    1995      125,000        1,470         6,000         2,119(4)
                                                         1994      125,000        7,110         8,600           865(4)

------------------------

(1) Reflects bonus received during fiscal years ended February 25, 1995 and March 2, 1996, respectively, for services rendered during fiscal years ended February 26, 1994, February 25, 1995 and March 2, 1996 respectively.

(2) Perquisites less than $50,000 or 10% of the total of annual salary and bonus are not disclosed.

(3) Prior to May 1994, Mr. Stroud served as Chairman and Chief Executive Officer of the Company and Mr. Selness served as President of the Company. In May 1994, Mr. Selness was elected Chief Executive Officer of the Company, with Mr. Stroud remaining as Chairman. Mr. Selness resigned from his position as President and Chief Executive Officer of the Company on April 4, 1997. Mr. Stroud was elected President of the Company in May 1997.

(4) Represents Company matching contributions to the Company's 401(k) plan on behalf of the executive officer.

(5) The Company contributed $2,391 to the Company's 401(k) plan on behalf of Mr. Stroud for the fiscal year ended March 1, 1997, and contributed $2,433 to the Company's 401(k) plan for the fiscal year ended March 2, 1996 and $574 to the Company's 401 (k) plan and $14,647 in premiums on life insurance for his benefit for the fiscal year ended February 25, 1995. The Company is a party to "split dollar" life insurance agreements with a trust established by Mr. Stroud under which the trust pays the portion of the premiums attributable to the death benefit under life insurance policies insuring the lives of Mr. Stroud and his spouse and owned by the trust, and the Company pays the balance of the premiums. Upon the termination of the agreements or the deaths of Mr. Stroud and his spouse, all premiums previously advanced by the Company under the policies are required to be repaid by the trust. Included in the amounts shown for Mr. Stroud in fiscal years 1996, 1995 and 1994 are $34,902, $39,502 and $50,168, respectively, representing the value of the premium payments by the Company in such years, projected on an actuarial basis assuming that Mr. Stroud retires at age 75 and the agreements are then terminated, and assuming an interest rate equal to the Company's then incremental borrowing rate.

(6) Mr. Spatz served as Senior Vice President -- Finance and Chief Financial Officer of the Company from August 1994 until his resignation effective June 13, 1997. Mr. Spatz was appointed a director of the Company in May 1997 and is a nominee for re-election to the Board of Directors. The salary reported for fiscal year 1994 reflects compensation received for a partial year.

(7) Included in the amounts shown for Mr. Spatz in fiscal years 1996, 1995 and 1994 are $23,140, $18,954 and $15,345, respectively, relating to relocation and travel expenses and $6,000, $6,000 and $3,231 respectively, representing an automobile allowance paid to him by the Company during such years.

(8) Mr. Widdess resigned from his position as an officer of the Company on March 19, 1997.

(9) Mr. Imbrogulio retired from his position as an officer of the Company on March 31, 1997.

    The following table sets forth certain information regarding grants of stock options made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 1, 1997, including information as to the potential realizable value of such options at assumed annual rates of stock price appreciation for the 10 year option terms.

              OPTION GRANTS DURING FISCAL YEAR ENDED MARCH 1, 1997

                                              INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                             ---------------------------------------------------                  VALUE AT ASSUMED
                              NUMBER OF                                                        ANNUAL RATES OF STOCK
                               SHARES        % OF TOTAL OPTIONS                                PRICE APPRECIATION FOR
                             UNDERLYING    GRANTED TO EMPLOYEES IN    EXERCISE                     OPTION TERM(1)
                               OPTIONS     FISCAL YEAR ENDED MARCH    PRICE PER   EXPIRATION   ----------------------
NAME ----------------------  GRANTED (#)           1, 1997              SHARE        DATE        5% ($)     10% ($)
                             -----------  -------------------------  -----------  -----------  ----------  ----------
Wayne P. Selness (2).......      32,250               18.7%               $5.31     07/04/97      107,747     273,053
Wilfred C. Stroud..........      12,500                7.3%               $5.31(3)   03/28/06      41,763     105,834
Jonathan W. Spatz(2).......       9,000                5.2%               $5.31 (3)   06/13/97     30,069      76,201
Robert C. Widdess (2)......       4,000                2.3%               $5.31     06/19/97       13,364      33,867
Joseph A. Imbrogulio (2)...       3,600                2.1%               $5.31     06/30/97       12,028      30,480
All Optionees..............     172,300                100%           3.13-5.31 (3)   06/06/97 $  536,211  $1,358,865
                                                                                   -01/08/07
All Stockholders (4).......         N/A                 N/A                 N/A          N/A   $27,003,172 $68,431,339
All Optionees as a percent
  of All Stockholders
  Gain.....................         N/A                 N/A                 N/A          N/A         2.0%        2.0%

------------------------------

(1) The dollar amounts under these columns are the result of calculations at five percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. In the above table, the Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) Mr. Selness and Mr. Widdess resigned from their respective positions as Chief Executive Officer and Senior Vice President of the Company on April 4, 1997 and March 19, 1997 respectively. Mr. Imbrogulio retired from his position as Senior Vice President--Store Planning on March 31, 1997. Mr. Spatz has tendered his resignation from his position as Senior Vice President--Finance, Chief Financial Officer and Secretary of the Company effective June 13, 1997. The Company has agreed to extend the expiration date of certain of Mr. Selness' options. See "Compensation Committee Report--Annual Compensation of Executive Officers." Pursuant to the Company's 1994 Equity Participation Plan, Mr. Widdess', Mr. Imbrogulio's and Mr. Spatz's options will expire within 90 days of the termination of employment.

(3) In May 1997, the Compensation Committee determined that it was appropriate to reprice existing options for all employees in order to more correctly reflect the fair market value of the Company's Common Stock. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

(4) These amounts represent the appreciated value which common stockholders would receive at the hypothetical 5% and 10% rates based on the market value of Common Stock outstanding at or near the option grant dates.

    The following table relates to options exercised during fiscal year 1996 and options outstanding at March 1, 1997:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED
                MARCH 1, 1997 AND FISCAL YEAR END OPTION VALUES

                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                  NUMBER OF SHARES        IN-THE-MONEY
                                                                               UNDERLYING UNEXERCISED      OPTIONS AT
                                                                                     OPTIONS AT           MARCH 1, 1997
                                                                                 MARCH 1, 1997 (#)           ($)(1)
                                   SHARES ACQUIRED ON                        --------------------------  ---------------
              NAME                      EXERCISE          VALUE REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE
---------------------------------  -------------------  -------------------  -----------  -------------  ---------------
Wayne P. Selness (2).............          --                   --              120,956        143,194         --
Wilfred C. Stroud................          --                   --                2,976         30,358         --
Jonathan W. Spatz (2)............          --                   --                9,023         32,177         --
Robert C. Widdess (2)............          --                   --                4,392         14,874         --
Joseph A. Imbrogulio (2).........          --                   --                4,297         13,903         --


              NAME                   UNEXERCISABLE
---------------------------------  -----------------
Wayne P. Selness (2).............         --
Wilfred C. Stroud................         --
Jonathan W. Spatz (2)............         --
Robert C. Widdess (2)............         --
Joseph A. Imbrogulio (2).........         --

------------------------

(1) Amount represents the difference between the aggregated exercise prices of unexercised options and a $3.88 market price on March 1, 1997.

(2) Mr. Selness and Mr. Widdess resigned from their respective positions as Chief Executive Officer and Senior Vice President of the Company on April 4, 1997 and March 19, 1997 respectively. Mr. Imbrogulio retired from his position as Senior Vice President--Store Planning on March 31, 1997. Mr. Spatz has tendered his resignation from his position as Senior Vice President--Finance, Chief Financial Officer and Secretary of the Company effective June 13, 1997. See "Compensation Committee Report--Report on Annual Compensation of Executive Officers."

                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At the time of this Compensation Committee Report, the Compensation Committee of the Board of Directors was comprised of Messrs. Jelenko and Hochberg. Mr. Klauer chaired the Compensation Committee until his resignation from the Board of Directors in March 1997 and Mr. Jones was a member of the Compensation Committee until his resignation in May 1997. Following Mr. Klauer's resignation, Mr. Jelenko served as the chair of the Compensation Committee. Through January 1997, Mr. Jelenko was affiliated with BT Capital, which is a major stockholder of the Company and received certain registration rights from the Company in January 1996. The Company has appointed Mssrs. Achabal and Imbrogulio as new Compensation Committee members effective June 1, 1997, with Mr. Achabal to serve as the chair of the Compensation Committee.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  * * * * * *

    The Compensation Committee's policy is to establish compensation levels for the Chief Executive Officer (the "CEO") and the other executive officers which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

    The Compensation Committee, with the assistance of the CEO, determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's sales and earnings performance compared with the Company's operating plan, as well as various qualitative factors such as the Company's product and service quality, the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

    Total compensation of each executive officer of the Company consists of four components: base salary, annual incentive in the form of a cash bonus, long-term incentive in the form of equity based stock options and miscellaneous benefits and perquisites. Each component is discussed below.

    The principal component of the compensation of each executive officer is the executive's base salary. In setting base salaries, the Compensation Committee reviews the corporate and individual performance factors described above and the practices of a primary peer group generally consisting of public growth-oriented specialty retailers in comparable lines of trade, and a secondary peer group generally consisting of public department store retailers. The comparison peer groups are not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Compensation Committee attempts to set the Company's base executive compensation levels at levels that generally approximate 90% of the executive base compensation levels at the companies in its primary peer group.

    On April 4, 1997, Mr. Selness resigned from his position as president, chief executive officer and director of the Company. Mr. Stroud was elected President on May 7, 1997, until a successor to Mr. Selness is named.

    The base salary for Mr. Selness for the fiscal year ended March 1, 1997 was $270,000. Pursuant to the terms of the severance package granted to Mr. Selness upon his resignation in April 1997, Mr. Selness will receive an additional 18 months of his present salary. In addition, the Compensation Committee has agreed to extend the expiration term of certain of Mr. Selness' options such that those options which have an exercise price of less than $5.00 (a total of 133,000 options) will continue for a term of 18 months, whereas those options which have an exercise price of greater than $5.00 (a total of 68,247 options) will, pursuant to the terms of the Company's Equity Participation Plan, expire within 90 days of Mr. Selness' resignation.

    Executive officers are eligible to receive annual incentives in the form of cash bonuses. For the fiscal year ended March 1, 1997, these bonuses were targeted at 20-50% of base salary and were based on the Company's financial performance against certain pre-defined goals. In order to be more comparable with its primary peer group and to put a greater proportion of its executive officers' total compensation at risk, the Compensation Committee has determined that annual bonuses will be based on achievement of pre-defined net income levels, without regard to an executive's personal performance (although the Compensation Committee can approve exceptions for outstanding individual performances). Under this system, bonuses can be earned up to a maximum of 150% of target bonus amounts. The target bonus amounts are generally based on the practices of the Company's primary peer group. The Compensation Committee did not award any incentive cash bonuses to executive officers in the fiscal year ended March 1, 1997.

    Another component of the total compensation of each executive officer of the Company is long-term incentives in the form of equity based stock options. These incentives are used to encourage the Company's management to maximize stockholder value and utilize vesting periods to assist the Company in retaining key employees. In general, the number of equity based stock options granted by the Compensation Committee to each executive officer is based on an option grant multiplier (which multiplier is, in part, based on the practices of the Company's primary peer group) applied to each executive's base salary and an estimate as to the fair market value of the underlying stock at the time of grant of such options. The options granted to the former CEO for the fiscal year ended March 1, 1997 were 32,250 (representing a multiplier of approximately 1).

    In May 1997, the Compensation Committee determined that previous equity based stock option awards did not properly align the compensation of key executives with the interests of the Company's stockholders. In addition, in view of the retention purposes of the Company's Equity Participation Plan, the Compensation Committee was concerned about the option price of the options granted to date in relation to the current market price of the Common Stock. Therefore, to insure the retention of the existing key executives in order that the Company's competitive strength would not be further compromised, on May 14, 1997, the Committee decided to reprice existing options for all employees to more correctly reflect the fair market value of the Company's common stock. Although the vesting period remains unchanged, repriced options will first become exercisable on May 14, 1998.

    The last component of total compensation is Company benefits and perquisites generally consisting of car allowances, matching contributions to individual executive's 401(k) Plans and customary life and health benefits. In addition, Mr. Wilfred C. Stroud, the President and Chairman of the Board of Directors, received split dollar life insurance benefits from the Company.

    During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions.

                                          By the Compensation Committee
                                          Martin M. Jelenko, Chairman
                                          Andrew S. Hochberg

                            STOCK PERFORMANCE GRAPH

    The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since the Company's initial public offering on October 12, 1994 to (a) a group of peer issuers with similar home retail businesses, and
(b) the Nasdaq Stock Market -- U.S. Index.

               COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN(1)
    FOR STROUDS, INC., A PEER GROUP AND THE NASDAQ STOCK MARKET -- US INDEX

Research                      Total Return -- Data Summary

                                      STRO

                                                                                            CUMULATIVE TOTAL RETURN
                                                                               --------------------------------------------------
                                                                                10/12/94      2/25/95      3/02/96      3/01/97
                                                                               -----------  -----------  -----------  -----------
STROUNDS INC                                                             STRO         100           60           36           31
PEER GROUP                                                             PPEER1         100           95          100          120
NASDAQ STOCK MARKET--US                                                  INAS         100          104          146          176

------------------------

(1) Assumes $100 was invested on October 12, 1994 in stock or index and assumes dividends are reinvested.

(2) The Peer Group companies consist of Bombay Co. Inc., Pier One Imports, Inc., Williams Sonoma, Inc., Bed Bath & Beyond, Inc., Three D Departments, Inc., Lechters, Inc., Goodguys, Inc. and Barnes & Noble, Inc.

                              CERTAIN TRANSACTIONS

TRANSACTIONS RELATING TO CHF AND REFLECTIONS

    In 1979, Mr. Stroud, current President and Chairman of the Company, invested in Reflections Fine Bedding Attire, Inc. ("Reflections"), a manufacturer of bedding merchandise and accessories. In recent years, Mr. Stroud has been a director of Reflections and has beneficially owned (along with his spouse) 45% of the stock of Reflections. The spouse of Mr. Selness, the former President and former Chief Executive Officer of the Company, has also been a director of Reflections, and Mr. Selness and his wife have beneficially owned 10% of the stock of Reflections. In the fiscal year ended March 1, 1997, Reflections sold approximately $1.0 million of merchandise to Strouds at prices Strouds believes to be competitive with other suppliers of similar products. The sales to Strouds during this period represented approximately 26.1% of Reflections' total sales.

    The stockholders of Reflections had an outstanding debt obligation to a bank lender in the amount of $675,000, the proceeds of which were loaned to Reflections. In 1993, Mr. Stroud and his spouse assumed this note. Pursuant to an understanding among the stockholders of Reflections, at such time as Mr. and Mrs. Stroud are required to make payments on the note, the other stockholders are required to reimburse them for their pro rata share (in accordance with their stock ownership) of the note (the "Reflections Reimbursement Obligation").

    On April 2, 1993, Reflections filed a voluntary Chapter 11 bankruptcy proceeding. On June 1, 1993, CHF Industries, Inc. ("CHF"), an entity unaffiliated with Reflections or Strouds, acquired substantially all of the assets and business of Reflections (the "Reflections Business"). As part of the acquisition, CHF required that Mr. Stroud enter into a Non-Competition and Consulting Agreement with CHF, dated June 1, 1993 (the "CHF Agreement"). The CHF Agreement provides generally that for a period of 10 years from the date of the closing of the purchase of the Reflections Business by CHF, neither Mr. Stroud nor any affiliate of Mr. Stroud's will directly or indirectly compete with the Reflections Business nor solicit any employee or supplier of Reflections or CHF to alter or terminate their business relationship. The CHF Agreement further provides that Mr. Stroud will consult with and advise CHF on an as-needed basis with respect to the sale and marketing by CHF of merchandise to Reflections Business customers, including, but not limited to, Strouds. So long as Mr. Stroud is employed by the Company, the CHF Agreement would prevent the Company from competing with Reflections in the manufacture of bedding merchandise and accessories.

    As consideration for Mr. Stroud's entering into the CHF Agreement, CHF agreed to pay Mr. Stroud an amount based on a percentage of gross sales of the Reflections Business, up to a maximum total payment of $825,000. In the event that total gross sales of the Reflections Business to Strouds equals or exceeds $2.5 million (subject to Consumer Price Index ("CPI") adjustment) in any contract year ending May 31, then CHF is required to pay Mr. Stroud an amount equal to 4.58% of total gross sales of the Reflections Business to all customers, including Strouds. In the event that total gross sales of the Reflections Business to Strouds is less than the $2.5 million target (subject to CPI adjustment), then the payment would be reduced in the proportion by which sales to Strouds failed to meet the target. Payments to Mr. Stroud may not exceed $275,000 for any May 31 contract year.

    The CHF Agreement was disclosed to the Board of Directors of Strouds, and all of the directors (except for Mr. Stroud, who abstained) approved the terms of the CHF Agreement and the payments by CHF to Mr. Stroud.

    All purchases by Strouds from Reflections and CHF have represented independent decisions of the buying staff of Strouds based upon the quality and design of product, salability, pricing, and the ability of CHF to meet a satisfactory delivery schedule. The Company believes that all purchases from Reflections and CHF have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. The Board of Directors of the Company has adopted a policy of reviewing the Company's purchases from CHF to determine whether such purchases have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. In fiscal year ended March 1, 1997, purchases by Strouds from Reflections and CHF equaled 0.7% of the Company's total cost of sales, including buying and occupancy.

    During the contract year ended May 31, 1996, total sales of the Reflections Business were $4.2 million, of which $1.3 million were sales to Strouds. Pursuant to the formula described above, Mr. Stroud received a payment of $103,000 from CHF with respect to that contract year. To the extent that Mr. Stroud receives payments under the CHF Agreement, the Reflections Reimbursement Obligation will be reduced. As of May 31, 1996, a total of $481,000 (out of a maximum of $825,000) had been paid to Mr. Stroud by CHF.

REGISTRATION RIGHTS

    In November 1995, the Board of Directors adopted a Rights Agreement pursuant to which it declared a dividend of one preferred stock purchase right (the "Rights") for each share of Common Stock outstanding at the close of business on November 30, 1995. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until November 17, 2005 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share, at a price of $30.00 per one one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments.

    In connection with the adoption of the Rights Agreement, and in order to resolve an issue as to whether a previous registration rights agreement was still in effect with BT Capital (the beneficial owner of approximately 27.5% of the Company's Common Stock), the Company agreed to provide BT Capital with certain demand and piggyback registration rights; PROVIDED, HOWEVER, that the costs associated with exercising any such registration rights would be borne by BT Capital.

CONFLICT OF INTEREST POLICY

    In May 1995, the Board of Directors adopted a conflict of interest policy which generally provides that no employee, officer or director of the Company (individually and collectively, a "Company Person") should have any personal interest that is incompatible with the loyalty and responsibility owed to the Company. Pursuant to such policy, all Company Persons must discharge their responsibility solely on the basis of what is in the best interest of the Company and independent of personal considerations or relationships, and all Company Persons are expected to adhere to both the letter and spirit of the Company's conflict of interest policy.

OTHER RELATIONSHIPS

    Mr. Bemis is a partner in the law firm of Millar, Hodges and Bemis which has provided legal services to the Company since the Company's formation and continues to provide such services on an ongoing basis to the Company. Mr. Bemis' firm receives customary legal fees for such services.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

    The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock as of March 31, 1997, other than directors and executive officers.

                                                                                  COMMON STOCK BENEFICIALLY OWNED
                                                                                ------------------------------------
                                                                                NUMBER OF SHARES
                                                                                  BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNED        PERCENT OF CLASS
------------------------------------------------------------------------------  -----------------  -----------------
BT Capital Partners, Inc. ("BT Capital")                                            2,347,800(1)            27.5%
130 Liberty Street
New York, New York 10006

West Highland Capital, Inc. ("WHC")                                                   680,000(2)             8.0%
300 Drake's Landing Road, Suite 290
Greenbrace, CA 94904

J.R. Zone, as Trustee of the                                                          539,779(3)             6.3%
J.R. Zone 1983 Trust Agreement
20700 Ventura Boulevard, #335
Woodland Hills, CA 91364

Dimensional Fund Advisors Inc. ("DFAI")                                               529,200(4)             6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Rockefeller & Co., Inc. ("Rockefeller")                                               640,800(5)             7.5%
30 Rockefeller Plaza
New York, New York 10112

U.S. Bancorp ("Bancorp")                                                              438,000(6)             5.1%
111 S.W. Fifth Avenue
Portland, OR 97204

------------------------

(1) Information based solely on Amendment No. 4 dated as of February 14, 1997 to the Schedule 13G dated February 14, 1995 filed by Bankers Trust New York Corporation and its indirect wholly-owned subsidiary, BT Capital, with the Securities and Exchange Commission. Beneficial ownership includes 212,850 shares of Common Stock subject to warrants that are presently exercisable.

(2) Information based solely on the Schedule 13G dated February 14, 1995 filed by WHC with the Securities and Exchange Commission. Lang H. Gerhard and West Highland Partners, L.P. may be deemed to beneficially own certain of the shares beneficially owned by WHC because of commonality of voting and/or investment power.

(3) Information based solely on the Schedule 13G dated February 1, 1995 filed by J.R. Zone with the Securities and Exchange Commission.

(4) Information based solely on Amendment No. 1 dated February 5, 1997 to the
    Schedule 13G dated February 7, 1996 filed by DFAI with the Securities and Exchange Commission. DFAI, a registered investment advisor, is deemed to have beneficial ownership of 529,200 shares of the Common Stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions

    Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which DFAI serves as investment manager. DFAI disclaims beneficial ownership of all such shares.

(5) Information based solely on Amendment No. 1 dated February 3, 1997 to the
    Schedule 13G dated February 9, 1996 filed by Rockefeller with the Securities and Exchange Commission. Rockefeller filed the Schedule 13G on behalf of certain clients for which it is the investment manager (collectively, the "R&Co. clients"). Each of these R&Co. clients, individually, owns less than 5% of the Common Stock. Each of these R&Co. clients has executed investment management agreements granting Rockefeller the right to exercise full discretion with respect to all matters relating to the Common Stock held by them (including sole voting and dispositive power). Thus, while Rockefeller is for purposes of this filing regarded as the beneficial owner of the Common Stock held by each of the R&Co. clients, each of the R&Co. clients has the sole right to receive dividends from, and the proceeds from the sale of, the shares of the Common Stock owned of record by each of them.

(6) Information based solely on the Schedule 13G dated February 14, 1997 filed by Bancorp with the Securities and Exchange Commission. Qualivest Capital Management, Inc., a registered investment advisor and a wholly-owned subsidiary of United States National Bank of Oregon, a wholly-owned subsidiary of Bancorp, is deemed to have beneficial ownership of 235,300 shares, or 2.8% of the Common Stock. The remaining 202,700 shares or 2.3% of the Common Stock are deemed to be beneficially held by the Trust Group of Bancorp.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the Annual Meeting of Stockholders other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting of Stockholders, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies with respect to shares of Strouds Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $3,500, plus expenses.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the 1934 Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 1998 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the 1934 Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748, and must be received no later than February 6, 1998. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced;
(b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          /s/ Wilfred C. Stroud

                                          Wilfred C. Stroud
                                          PRESIDENT AND CHAIRMAN OF THE BOARD

City of Industry, California
June 6, 1997

P R O X Y                         STROUDS, INC.
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 8, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Wilfred C. Stroud or Douglas C. Felderman, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Strouds, Inc., to be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, on July 8, 1997 or at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more particularly set forth in the Notice of Annual Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

   PLEASE MARK YOUR CHOICE LIKE THIS / / IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) ELECTION OF SIX DIRECTORS / / Vote FOR ALL (EXCEPT AS MARKED TO THE CONTRARY BELOW) / / WITHHELD for ALL

  Wilfred C. Stroud      Jonathan W. Spatz     Joseph A. Imbrogulio     Larry R.
Bemis                       Dale D. Achabal                       Marco F. Weiss

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

(2) APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN.

                   / / FOR      / / AGAINST      / / ABSTAIN

(3) RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                   / / FOR      / / AGAINST      / / ABSTAIN

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 6, 1997.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                                             Dated: ______________________, 1997
                                             ___________________________________
                                                       (Signature)
                                             ___________________________________
                                                Signature if held jointly

                                             Please sign exactly as your name
                                             appears. Joint owners should each
                                             sign. Trustees and others acting in
                                             a representative capacity should
                                             indicate the capacity in which they
                                             sign.

This is not being sent to security holders but is being provided to the Commission pursuant to Instruction 3 of Item 10 to Schedule 14A of the Securities Exchange Act of 1934 as amended.



                               FIRST AMENDMENT TO
    THE AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN OF STROUDS, INC.


          WHEREAS, Strouds, Inc. (hereinafter the "Company"), a Delaware corporation, maintains the Amended and Restated 1994 Equity Participation Plan (the "Plan") of the Company, effective as of September 1, 1994; (hereinafter the "Plan"); and

          WHEREAS, pursuant to Section 10.2 of the Plan, the Board of Directors of the Company (hereinafter the "Board") may amend the Plan from time to time.

          NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective May 14, 1997.


     1.   Section 1.13 shall be amended and restated in its entirety as follows:

          1.13 FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, on the date of grant, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or
     (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith.

     2. Section 2.1(a) shall be amended and restated in its entirety as follows:

          2.1(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock, par value $.0001 per share. The aggregate number of shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed one million one hundred twenty-five thousand (1,125,000). The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.


     3. Section 3.4(d) shall be amended and restated in its entirety as follows:

          3.4 During the term of the Plan, each person who is an Independent Director as of the date of the initial public offering of Common Stock automatically shall be granted an option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial public offering. When a person is initially elected to the Board following the date of the initial public offering of Common Stock and is then an Independent Director, each such new Independent Director automatically shall (i) be granted an Option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of his or her election to the Board, and (ii) an Option to purchase 2,000 shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders after such initial election at which the Independent Director is re-elected to the Board. Members of the Board who are Employees who subsequently retire from the Company and remain on the Board will not receive an Option grant pursuant to Section 3.4(d)(i) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from the Company, Options as described in clause (ii) of the preceding sentence. All of the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan.

                                  * * * * *

     I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Strouds, Inc. on May 14, 1997.



                                   By /s/ Jonathan W. Spatz
                                      -----------------------------------
                                      Jonathan W. Spatz
                                      SECRETARY